Loan and Security Agreement



Borrower:                           Home office address:

FFP Operating                       2801 Glenda Avenue
Partners, L.P., a                   Fort Worth, Texas
Delaware limited                    76117-4391
partnership

Borrower's|_| Social                _ _ _ - _ _ - _ _ _ _
Security #:


[check one]
[X| Fed.                            75-2147572
Employer Tax I.D. #:
Lender:                             Address:

Franchise Mortgage                  Three American Lane
     Acceptance                     Greenwich, CT  06831
     Company, a
     Delaware
     corporation

Loan Date:February                  Facility:
__, 1999
                                    Station No. 358
                                    175 N. Elm Street
                                    Graham, TX 76450
Loan Amount:
$305,000.00

Commitment issued:
February __, 1999



Borrower's books and records maintained at:
[check one]

         |_|  Facility             |X|  Home office address
Minimum FCCR:  1.25
=================================   ================================



   THIS IS THE "Loan and Security Agreement" (this "Agreement") referred to in the Secured Promissory Note dated today's date from the Borrower to the Lender (the "Note"). The Note represents a loan to the Borrower (the "Loan") made pursuant to a Commitment issued under the Franchise Mortgage Acceptance Company Service Station Finance Program.

   Capitalized terms in the box above are defined as they there appear. Other capitalized terms used in this Agreement have the meanings given to them in
Section 18.

   The Borrower agrees with the Lender as follows:

   1. LOAN.

   1.1. Loan Documents. Subject to the terms of this Agreement and the other Loan Documents, including the Commitment, the Lender has agreed to make, or has made, the Loan to the Borrower.

   1.2. Disbursement Procedure. Unless otherwise specified in the Commitment or required by the Lender, the Lender will disburse the net proceeds of the Loan directly to the Borrower, after first deducting any costs, fees and other amounts due as set forth in the Commitment. If the Commitment or the Lender specifies disbursement to anyone else, the Borrower specifically authorizes and directs the Lender to make disbursement directly to the specified payee, and agrees that the Borrower's Obligations under the Loan Documents shall continue in full force and effect regardless of how the specified payee applies or fails to apply any disbursements, and regardless of anything else which the specified payee does or fails to do.

   1.3. Subsequent Modifications. The Lender may or may not, in the Lender's sole discretion, agree with the Borrower from time to time to modify, extend or otherwise change the payment dates, amounts, interest rate or other provisions of the Note or the other Obligations, but if so, no such change, extension or modification shall affect in any way the Lien or priority of the security interest granted under this Agreement.

   2. SECURITY INTEREST.

   2.1. Grant. As security for the Obligations, the Borrower grants the Lender a security interest in all of the Borrower's property located at the Facility or used primarily in connection with the Facility or any other facilities pledged to the Lender under this Agreement or under any other agreement or document now or hereafter executed by Borrower in favor of Lender and all of the Borrower's proceeds, cash flow and rights derived from the operation of the Facility, in each case whether now owned or subsequently acquired or in which the Borrower now has or subsequently may obtain any interest (collectively, the "Collateral"), including the Borrower's present and future:

   (i) Equipment and Inventory at the Facility;

   (ii) Accounts receivable, bank accounts, certificates of deposit, contract rights and general intangibles arising from or held in connection with the operation of the Facility, including goodwill, trademarks, trade names and franchise rights;

   (iii) Books and records relating to the Collateral, including computer data; and

   (iv) To the extent not otherwise included, additions to, and Proceeds and products of, the foregoing.

   2.2. Financing Statements. Together with this Agreement, the Borrower has delivered to the Lender, for filing in the appropriate jurisdictions at the Borrower's expense, UCC-1 Financing Statements signed by the Borrower to evidence the Lender's security interest in the Collateral.

   2.3. First Lien. The Lender's security interest in the Collateral is and shall always be a first priority security interest, subject to no Liens other than Permitted Liens. The Borrower covenants and agrees to defend the Lender's priority security interest in the Collateral against the claims of every other Person.

   3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower makes the following representations and warranties to the Lender, knowing and intending that the Lender will rely upon them, and subject to no qualifications or exceptions except those (if any) expressly set forth in the attached Disclosure
Schedule:

   3.1. Borrower Information. The Borrower's: (i) full legal name, (ii) social security number or federal employer tax identification number, as applicable,
(iii) mailing address and if, different, street address, and (where the Borrower is an entity and not a natural person) (iv) type of entity and (v) jurisdiction of organization, are all correctly and completely set forth in the box at the beginning of this Agreement. During the last five (5) years, the Borrower has operated the Facility only under the name shown in the box at the beginning of this Agreement, and has not used any trade name or other name in connection with the Facility.

   3.2. Existence. If the Borrower is an entity and not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and in good standing in every jurisdiction where the conduct of its business or the character of its assets makes qualification necessary.

   3.3. Authorization; Binding Effect. The Borrower has the requisite power and authority to carry on its business, including the operation of the Facility, and to enter into and perform this Agreement and the other Loan Documents. The Borrower's signing, delivery and performance of this Agreement and the other Loan Documents have been duly authorized by all necessary action, and the Loan Documents represent valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

   3.4. No Conflict. The Borrower's entry into and performance of this Agreement and the other Loan Documents will not violate, conflict with or result in a default under: (i) the Borrower's organizational documents (where applicable), or (ii) any agreement or obligation to which the Borrower is a party or is subject, or (iii) any order or law to which Borrower is subject.

   3.5. No Consent Required. The Borrower does not require the consent, approval or authorization of anyone else, including any landlord, lender or equipment lessor or vendor, in order to incur the Obligations, give the Lender a security interest in the Collateral or otherwise enter into and perform under the Loan Documents.

   3.6. Financial Condition. The Borrower is solvent and will continue to be so after incurring the Obligations. The Borrower's Financial Statements were prepared in accordance with the provisions of Section 4.1, and present fairly the financial position of the Borrower as of the respective dates and for the respective periods shown. The Borrower has no material liabilities, absolute or contingent, liquidated or unliquidated, which are not reflected in the Financial Statements. Since the most recent Financial Statements, the Borrower has not experienced any material adverse change in financial condition or prospects, or any material business reversal.

   3.7. Litigation; Absence of Violations. There is no lawsuit or other legal proceeding pending or, to the Borrower's knowledge, threatened, involving the Borrower, the Facility, the Trust Property or any Collateral, nor is there any basis for such a lawsuit or legal proceeding. The Borrower holds all business licenses, environmental permits, certificates of occupancy and other governmental authorizations and approvals required in order to own or operate the Facility. The Borrower is in compliance with applicable Legal Requirements, including applicable Environmental Laws, governing the Borrower and the Facility, and there are no outstanding directives or notices of violation from any governmental agency or authority involving the Borrower, the Facility, the Trust Property or any Collateral.

   3.8. Ownership. The Borrower has, and will maintain, good and marketable title to each item of Collateral, free and clear of Liens (except Permitted Liens). Except as may have been previously disclosed to and specifically approved by the Lender in writing, none of the Collateral is or will be subject to any security agreement, mortgage, deed of trust, financing statement or other Lien.

   3.9. Operations. The Borrower is the operator of record of the Facility, with full rights and authority under the Supply Agreement to use the trademarks currently in use at the Facility in connection with the sale, consignment and distribution of motor fuels and related operations. The Borrower is a "franchisee" within the meaning of the PMPA and is entitled to the benefits and protections of the PMPA with respect to the Borrower's occupancy and operations at the Facility.

   3.10. Supply Agreement. A true and complete copy of the Borrower's Supply Agreement (with all amendments and modifications) has been provided to the Lender. The Supply Agreement constitutes a "franchise" within the meaning of the PMPA and is not subject to termination, cancellation or nonrenewal except in compliance with the PMPA. The Supply Agreement is in full force and effect. Neither the Borrower nor any other party to the Supply Agreement is in default under the Supply Agreement, nor is there any event or condition which, with notice or the lapse of time or both, would become a default under the Supply Agreement.

   3.11. Equipment/Inventory. The Equipment and Inventory are all kept at the Facility. All Equipment and Inventory are currently usable or currently salable in the normal course of the Borrower's business. None of the Equipment or Inventory is held by the Borrower on a consignment basis or is, or will be, stored with a bailee, warehouseman or anywhere other than at the Facility.

   3.12. Outstanding Debt. Except for Permitted Debt, the Borrower has no Debt. The Borrower is not in default under any instrument or agreement relating to Permitted Debt.

   3.13. Taxes. To date, the Borrower has filed all required federal, state and local tax returns, and has paid all taxes and assessments, including sales taxes and personal property taxes, due and payable. No tax Lien has been filed and no tax deficiency has been asserted against the Borrower. The Borrower's tax liabilities are adequately provided for in the Financial Statements and in the Borrower's books and records.

   3.14. No Broker's Commissions. Unless otherwise specified in the Disclosure Schedule, the Borrower has not dealt with any broker or finder in connection with the Loan, and no broker's or finder's fee or commission will be payable by reason of any actions of the Borrower. The Borrower understands and acknowledges that unless otherwise agreed in advance by the Lender in writing, the Borrower, and not the Lender, shall be solely responsible for paying any broker's or finder's fee or commission. Any broker's or finder's fee or commission payable by the Borrower must be disclosed to and approved by the Lender in advance, prior to the Lender's making the Loan. The Borrower shall indemnify the Lender in accordance with Section 12 against any claim for broker's or finder's fee or commission which under this Section 3.14 is the Borrower's responsibility.

   3.15. Year 2000. On the basis of a comprehensive review and assessment of Borrower's systems and equipment, and inquiry made of Borrower's material suppliers, vendors, customers, and affiliates, Borrower reasonably believes that the Year 2000 Problem (hereinafter defined), including all costs of investigation, analysis, testing, and remediation, could not reasonably be expected to result in or have any material adverse effect upon the business, financial condition, operations, administration, sales and acquisitions, business prospects, or other business affairs of Borrower; and Borrower has developed feasible contingency plans adequate to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the Year 2000 Problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure. Except for any reprogramming referred to above, the computer systems of Borrower and its affiliates are and, with ordinary course upgrading and maintenance, will continue for the duration of the Loan to be, sufficient for the conduct of their respective businesses as currently conducted. For purposes of this Agreement, the term "Year 2000 Problem" means the inability of computers and computer components, software, and accessories, as well as imbedded microchips in non-computing devices and equipment, to perform properly and for the purpose or purposes intended, including performance of date-sensitive functions with respect to certain dates prior to and after December 31, 1999.

   3.16. Disclosure Schedule. There are no exceptions or qualifications to any of the Borrower's representations and warranties except as expressly set forth, if at all, in the attached Disclosure Schedule. Neither this Agreement nor any other Loan Document contains a misstatement of material fact or omits to state any material fact necessary in order to make the Loan Documents not misleading. The Borrower knows of no factors that, either individually or in the aggregate, would have or can reasonably be expected to have a material adverse effect on the Borrower's operations, financial condition or prospects, or on the Facility or any Collateral.
   4. FINANCIAL STATEMENTS AND INFORMATION. While any Obligations remain outstanding, the Borrower will furnish to the Lender:

   4.1. Financial Reports. Within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year, Financial Statements for the corresponding period, including a balance sheet as of the end of the period, and income and expense and Cash Flow statements for the period, all in detail and form satisfactory to the Lender and providing such comparative data from prior periods as the Lender shall specify.

   4.1.1. If the Borrower is a natural person, Financial Statements shall be furnished both for the Facility on a stand alone basis and on a combined, unit-by-unit basis for the Facility and all other service station facilities owned or operated by the Borrower (including related operations such as car washes, convenience stores and other retail operations). If the Borrower is an entity and not a natural person, Financial Statements shall be furnished both on a consolidated and on a consolidating unit- by-unit basis for the Facility and all other facilities and operations of the Borrower.

   4.1.2. Financial Statements shall be prepared in accordance with GAAP (or such other accounting principles generally and customarily used in the industry and reasonably acceptable to the Lender), consistently applied and, unless audited, shall be signed by the Borrower, where a natural person, and otherwise by the Borrower's president, chief financial officer or equivalent. The signature shall constitute a certification that the Financial Statements have been so prepared and that they present fairly the Borrower's financial position and results of operations for the specified periods. Year- end Financial Statements shall be prepared by an independent public accountant on (i) a review basis, if the aggregate original principal amount of the Loan and all other loans or advances at any time outstanding by the Lender and any of the Lender's Affiliates to the Borrower or any Affiliate of the Borrower is more than $10 million, or (ii) a compilation basis, if the aggregate original principal amount of the Loan and all other loans or advances at any time outstanding by the Lender and any of the Lender's Affiliates to the Borrower or any Affiliate of the Borrower is between $5 million and $10 million.

   4.2. Adverse Event. As soon as the Borrower becomes aware of it, notice of any adverse event or condition affecting the Borrower or the Facility, including
(i) any Default or Default Event, (ii) any material casualty loss or other damage to the Facility, (iii) any breach, actual or alleged, termination or nonrenewal of the Supply Agreement, and (iv) any representation or warranty in the Loan Documents being incorrect or inaccurate in any material respect.

   4.3. Other Information. Any other financial information relating to the Borrower or the operation of the Facility, including proof of payment of sales taxes, which the Lender may from time to time request.

   5. FINANCIAL COVENANTS. While any Obligations remain outstanding, and unless the Lender consents otherwise in writing in its sole and nonreviewable discretion, the Borrower covenants and agrees as follows:

   5.1. FCCR. The Borrower shall at all times maintain the Minimum FCCR, as specified in the box at the beginning of this Agreement. Subject to the foregoing sentence, Lender will review compliance with the Minimum FCCR every three months on a trailing 12-month basis, as of the end of each fiscal quarter and as at the end of each fiscal year; provided, however, if a Borrower is an entity and has been in existence for a period of less than 12 months on the date hereof, the 12 month measurement period shall be reduced to the number of months in which Borrower has been in existence until such time as Borrower has been in existence for one year and provided further however, if Borrower is a natural person and has owned or operated the Facility for a period of less than 12 months on the date hereof, the 12 month measurement period shall be reduced to the number of months for which Borrower has owned or operated the Facility until such time as Borrower has owned or operated the Facility for one year. The Minimum FCCR shall be measured with respect to either (i) the Borrower as a whole (if the Borrower is an entity and not a natural person), or (ii) the Facility and all other service station facilities owned or operated by the Borrower, including related operations such as car washes, convenience stores and other retail operations (if the Borrower is a natural person and not an entity).

   5.2. Limit on Distributions. The Borrower shall make no Distributions unless the actual FCCR for the Borrower for the twelve (12) months preceding the date of the proposed Distribution and the reasonably projected FCCR for the subsequent twelve (12) months are and shall be at least equal to the Minimum FCCR as specified in the box at the beginning of this Agreement. If the actual FCCR for the twelve (12) months preceding the date of the proposed Distribution and the reasonably projected FCCR for the subsequent twelve (12) months are and shall be at least equal to the Minimum FCCR, then the Borrower may make a Distribution, but only up to the amount by which the actual FCCR for the twelve
(12) months preceding the date of the proposed Distribution exceeds the Minimum FCCR.

   5.3. No Consolidation or Merger. The Borrower shall not merge or consolidate with any other Person, liquidate or dissolve, or enter into any partnership, joint venture, syndicate or other business combination.

   5.4. Use of Proceeds. Loan proceeds shall be used solely for lawful commercial purposes as provided for in the Commitment. No loan proceeds shall be used to acquire or carry any securities, including margin stock, except in accordance with the requirements of Federal Regulations G,T,X and U.

   5.5. Guarantees. Borrower shall not enter into any Guarantees.

   6. COVENANTS REGARDING COLLATERAL.  While any Obligations remain outstanding,
and  unless  the  Lender   consents   otherwise  in  writing  in  its  sole  and
nonreviewable discretion, the Borrower covenants and agrees as follows:

   6.1. Pay Taxes and Claims. The Borrower will pay, before they become delinquent and before any interest or penalties accrue, all taxes, assessments and governmental levies, and all claims which, if unpaid, might result in the creation of a Lien upon the Facility or any Collateral. The Borrower will timely file all tax returns.

   6.2. Maintain Collateral; Comply with Law. The Borrower will: (i) maintain the Facility and the Collateral in good operating condition; (ii) keep consistent books and records containing full and correct entries of all transactions; (iii) do everything necessary to stay in existence, keep the Supply Agreement and all franchises in effect and maintain all governmental permits, licenses and authorizations; and (iv) comply with applicable laws and regulations.
   6.3. Location of Records. The Borrower will keep its books and records at the address of the Facility or at the Borrower's home office address, as specified in the box at the beginning of this Agreement. The Borrower will not change the address where books and records are kept, or change its name or operate the Facility under any name other than as set forth in the box at the beginning of this Agreement.

   6.4. Location of Equipment and Inventory. Equipment and Inventory will be kept only at the Facility and, except for sales of Inventory in the ordinary course of business, shall not be removed or relocated anywhere else, but even if removed or relocated, all Equipment and Inventory will remain subject to the Lender's continuing, first priority security interest.

   6.5. No Disposition. The Borrower shall not sell, transfer or otherwise dispose of any

   Collateral, except for sales of Inventory in the ordinary course of business and replacement of obsolete or worn-out Equipment with new Equipment of equivalent value to which the Lender's first priority security interest will likewise attach.

   6.6. Power of Attorney. The Borrower irrevocably appoints the Lender, with full power of substitution, as its lawful agent and attorney in fact to: (i) sign and file financing statements and other documents as the Lender deems necessary to evidence, perfect or confirm the security interest granted by this Agreement; and (ii) file proofs of loss respecting the Collateral with the appropriate insurers and endorse in the Borrower's name any checks or drafts constituting insurance proceeds.

   6.6.1. Effective upon the occurrence of any Default Event, the Lender or its designee is further authorized, as agent and attorney- in-fact for the Borrower, to endorse the Borrower's name on checks and other instruments relating to the Collateral, to change the address where mail relating to the Collateral should be sent, and generally to take such actions as may be appropriate to effectuate the Lender's remedies.

   6.6.2. The powers of attorney granted to the Lender in this Agreement are coupled with an interest and are irrevocable so long as this Agreement remains in force. In exercising any power of attorney granted pursuant to this Agreement, neither the Lender nor its designee shall be held liable for any acts or omissions or for any error of judgment or mistake. However, the Lender's powers of attorney do not and shall not be construed to authorize any confession of judgment. Any Person shall be entitled to rely on the provisions of this Agreement as conclusive evidence that the Lender holds a continuing, valid and binding power-of-attorney from the Borrower.

   6.7. Inspection. The Lender shall have the right to inspect the Facility and the Collateral, to examine the Borrower's books and records, to make copies at the Borrower's expense, and to discuss the Borrower's business and affairs with the Borrower's officers, employees, any outside management firm, advisor or consultant and the Borrower's accountants (all of whose fees and expenses shall be paid by the Borrower).

   6.8. Supply Agreement. The Borrower shall at all times keep the Supply Agreement in good standing and in full force and effect, and shall not make or agree to any material modification of the Supply Agreement. The Borrower shall fully comply, at the Borrower's own cost and expense, with the terms of the Supply Agreement and shall promptly notify Lender of any adverse development with regard to the Supply Agreement, including any claim of breach of or default under, or threat of nonrenewal or termination of, or litigation involving the Supply Agreement. The Borrower shall provide the Lender with proof of the Supply Agreement's renewal at least thirty (30) days' prior to the stated expiration date of the then current term of the Supply Agreement, and upon each renewal or modification of the Supply Agreement shall deliver to the Lender an updated copy, certified by the Borrower as true and complete, of the Supply Agreement as so renewed or modified.

   6.9. Standard of Care. Except to the extent, if any, otherwise required by the UCC or other applicable law which by its express terms cannot be modified, waived or excused, the Lender's sole duty with respect to Collateral in its possession (whether before or after a Default or Default Event) is to deal with the Collateral in the same manner as the Lender deals with the Lender's own similar property. The Borrower agrees that this standard of care is reasonable and appropriate under the circumstances, and that the Lender will not be responsible for any shortage, discrepancy, damage, loss or destruction of Collateral, wherever located, regardless of cause.

   6.10 Notices. Borrower shall provide Lender with copies of all correspondence, notices and documents relating to a default or potential default under any real property Lease, if any, within twenty-four (24) hours after any Borrower's receipt thereof.


   7. ENVIRONMENTAL MATTERS.

   7.1. Environmental Covenants. The Borrower represents, warrants and covenants as follows:

   7.1.1. All answers and information supplied to the Lender by or on behalf of the Borrower in response to the Lender's "Environmental Questionnaire" are and remain true, accurate and complete in all respects, and do not contain any misstatement of fact or omit to state any fact necessary in order to make them not misleading.

   7.1.2. There are no outstanding citations, directives, notices or orders of violation or noncompliance with applicable Environmental Laws or other Legal
Requirements issued to the Borrower or with respect to the Facility, nor does there exist any condition which, if known to the appropriate authorities, could result in the issuance of any such citation, directive, notice or order. Neither the Borrower nor any Affiliate of the Borrower has ever been the subject of a notice under the citizen suit provision of any Environmental Law or of a complaint, claim or other notice alleging violation of Environmental Laws, whether with respect to the Facility or elsewhere, nor has any of them ever caused, been held responsible for, or been alleged by any governmental authority or other Person to have been responsible for, any release or discharge of Hazardous Materials in violation of Environmental Laws, whether with respect to the Facility or elsewhere.

   7.1.3. The Borrower shall not process, manufacture, store (except in strict compliance with Section 7.1.4), treat, spill, leak, discharge, use or dispose of any Hazardous Materials of any kind on or from the Facility nor permit any other Person to do so, other than the storage and dispensing of gasoline and other motor vehicle fuels and the storage (in proper containers and under appropriate conditions) and use in the ordinary course of normal quantities of lubricants, oils and cleaning products for servicing motor vehicles; in each case as necessary for the proper day-to-day operations and maintenance of the Facility and all of which shall be in strict compliance with applicable Legal Requirements, manufacturers' and installers' guidelines and sound management practices. The Borrower shall comply with all applicable labeling and notification requirements in the use of such materials, including maintaining MSDS materials and complying with worker "right to know" and similar Legal Requirements.

   7.1.4. The Borrower shall be responsible, at its sole cost and expense, for complying with all applicable Legal Requirements and insurance requirements, including registration, record-keeping, monitoring, inspection, financial assurance and upgrading requirements for all underground storage tanks. No underground storage tank has been, or shall be, installed, renovated, removed or decommissioned except in compliance with applicable Legal Requirements and pursuant to an approved permit or closure plan, which shall include post-excavation sampling to confirm the absence of soil or groundwater impacts from Hazardous Materials. At the Lender's request (but not more often than annually, unless Legal Requirements specify a greater frequency), the Borrower shall cause the underground storage tanks to be tested for tightness and integrity by any approved method specified by the Lender. The Borrower shall maintain, by way of tank insurance, surety bond, letter of credit, proof of coverage eligibility under the State's leaking underground storage tank trust fund (if solvent) or such other method and in such amount as shall be prescribed or approved by the Lender from time to time (and which initially shall be for not less than $1,000,000 per occurrence), evidence of financial responsibility in the event of any leakage, unpermitted discharge or other failure of the Facility's underground storage tanks to be in full compliance with all applicable Legal Requirements.

   7.1.5. The Lender reserves the right (but never assumes the obligation) to cause an environmental audit or Phase I or Phase II assessment of the Facility to be conducted on written notice to the Borrower in the event of reasonable concern on the part of the Lender regarding environmental conditions at the Facility, or following any environmental incident referred to in Section 7.2, the cost of which shall in each case be paid by the Borrower. The Lender may require the Borrower to correct or mitigate, at the Borrower's cost and expense, any unsatisfactory conditions disclosed by such audit or assessment.

   7.2. Notice of Environmental Incident. If the Borrower becomes aware or receives notice of: (i) any event or condition involving the spill, discharge, leakage, improper storage, improper disposal or need for cleanup of any Hazardous Materials at or about or emanating from any of the Trust Property; or
(ii) any complaint, order, directive, citation or other notice with regard to the alleged violation of any Environmental Law or otherwise involving air emissions, water quality, noise emissions, sanitation, hazardous discharges, excessive exposure levels or any other environmental, health or safety matter affecting the Borrower, any Affiliate of the Borrower or the Facility, the Borrower shall immediately notify the Lender, and shall promptly comply with all applicable Legal Requirements.

   7.3. Lender's Rights. Unless immediately resolved by the Borrower to the Lender's reasonable satisfaction, the Lender shall have the right (but never the obligation), without limiting any of the Lender's other rights and remedies under this Agreement and the other Loan Documents, to take or cause to be taken such actions reasonably determined to be necessary or advisable to respond to a release or threatened release of any Hazardous Material from or onto the Facility or effect compliance with any applicable Environmental Law. All reasonable costs and expenses incurred by or on behalf of the Lender in doing so, including but not limited to attorneys' fees and environmental consultants' and contractors' fees, shall be secured by this Agreement and shall be payable by the Borrower upon demand, together with interest at the Default Rate from the date when incurred by the Lender until the date when paid or reimbursed in full by the Borrower.

   7.4. Indemnification. The Borrower shall indemnify, defend (with counsel satisfactory to the Lender), protect and hold harmless the Facility, the
Collateral, the Lender and the other Indemnitees against all liability (including liability in tort or contract, whether strict or otherwise), damage (whether direct, indirect, consequential, punitive, incidental, special or otherwise), obligation, loss, penalty, fine, claim, lawsuit or other proceeding, costs, disbursements and expenses (including cleanup costs, response costs, accounting, consulting and engineering fees, and reasonable attorneys' fees) directly or indirectly arising from or in connection with any matter referred to in Section 7.2, or any violation of Environmental Laws or other Legal Requirements with respect to the Facility, the Borrower, or any Affiliate of the Borrower, or incurred by the Lender pursuant to Section 7.3 or otherwise of this Agreement. This indemnification obligation will survive any termination, discharge or cancellation of this Agreement, and is in addition to and not in derogation or in lieu of any other indemnification obligations under this Agreement, the Note, the Indenture or any other Loan Document.

   8. INSURANCE.

   8.1. Coverages Required. The Borrower shall, at its own cost and expense, at all times maintain the following insurance with respect to the Facility:

   8.1.1. Comprehensive general public liability insurance (including contractual liability and motor vehicle coverage) covering all claims for bodily injury, including death, and property damage occurring on, in or about the Facility or otherwise associated with Borrower's operations at the Facility, with a combined single limit of no less than $1,000,000 per occurrence.

   8.1.2. "All risk" extended coverage property insurance against loss or damage to the tangible Collateral and the Improvements from fire or any other cause, including vandalism and malicious mischief, for one hundred percent (100%) of the full replacement value.

   8.1.3. Business interruption insurance covering at least six (6) months of operating costs and expenses, including debt service for the Loan and all other financing costs.

   8.1.4.  If any of the  Improvements  at the  Facility  are  located  within a
designated   flood  hazard  area,   federal  flood  hazard  insurance  for  such
Improvements in the maximum amount obtainable.

   8.1.5. Builder's risk insurance covering Improvements during construction, restoration or renovation.

   8.1.6.  Workers  compensation   insurance  covering  all  of  the  Borrower's
employees.

   8.1.7. Tank insurance in such amounts and covering such risks as may be required by the Lender at any time.

   8.1.8. Such other insurance as may, from time to time, be reasonably required by the Lender against the same or other risks. The Lender also reserves the right to require, but not more often than once every twelve (12) months (except in the event of a change in the nature or scope of the Borrower's operations, or upon the construction or installation of additional Improvements), an adjustment in the amount or nature of the liability coverage or other insurance coverage required to be maintained by the Borrower, as the Lender deems advisable to take into account changes in market conditions, inflation rates, insurance policies and prudent lending practices observed by institutional lenders or program lenders generally. The Borrower shall promptly comply with any such adjustment.

   8.2. Policy Requirements. The insurance coverage required to be maintained pursuant to Section 8.1 must meet the following requirements:

   8.2.1. All policies shall be issued by financially sound and responsible insurance carriers authorized to do business in the jurisdiction where the Facility is located and reasonably acceptable to the Lender. Certificates of coverage on the ACORD or comparable form issued by a broker shall be delivered to the Lender concurrently with the execution and delivery of this Agreement, together with paid receipts confirming that premiums have been paid in full in advance for the next quarterly, semiannual or annual (as applicable) payment period. Thereafter, renewal or replacement certificates, or other evidence of renewal satisfactory to the Lender, shall be delivered to the Lender not less than thirty (30) days before the expiration date of the policy being renewed or replaced.

   8.2.2. All policies shall contain (i) an endorsement or agreement by the insurer that any loss will be paid to the Lender in accordance with the terms of the policy, notwithstanding any act or negligence of the Borrower or the Borrower's agents or representatives that might otherwise result in denial or forfeiture of coverage, and (ii) an agreement by the insurer waiving all rights of recovery, set-off or counterclaim against the Lender by way of subrogation or otherwise. All policies must unconditionally provide for at least thirty (30) days' prior written notice to the Lender of cancellation, nonrenewal or material amendment (including any reduction in the scope or limits of coverage or any increase in deductible amounts). If any coverage required by Section 8.1 expires, is withdrawn or lapses for any reason, the Borrower shall immediately, and in any event prior to the expiration, withdrawal or lapse taking effect, obtain replacement coverage at the Borrower's sole cost and expense. Alternatively, the Lender shall have the right in its sole discretion (but not the obligation), upon receiving notice of any impending lapse, cancellation or non-renewal of coverage, to obtain replacement coverage in some or all of the amounts and against any or all of the risks as required under this Agreement. All costs and expenses incurred by the Lender in doing so shall be paid or reimbursed by the Borrower immediately upon demand, together with interest at the Default Rate, and until repaid shall constitute part of the Obligations secured by the lien and security interest of this Agreement and the Indenture.

   8.2.3. Liability policies shall designate the Lender or its designee(s) and their respective successors and assigns as additional named insured(s). All other policies shall designate the Lender or its designee(s) and their respective successors and assigns as loss payee(s) with respect to the Collateral and all business interruption coverage, and shall contain a standard non-contributory form first mortgagee endorsement, entitling the Lender to collect all proceeds, together with a standard waiver of subrogation endorsement in form and substance reasonably satisfactory to the Lender.

   8.2.4. All policies shall be written as primary policies, not as contributing with or in excess of any other coverage which the Borrower may carry, and without any coinsurance provisions. The Borrower shall not maintain separate insurance which is concurrent in form or kind or contributory in the event of loss with any insurance required pursuant to Section 8.1.

   8.2.5. All property insurance and liability insurance deductibles, if any, shall be in amounts satisfactory to the Lender.

   8.3. Ownership of Policies. If the Lender, its designee(s) or any of their respective successors or assigns acquire by any manner the title or estate of the Borrower in any of the Collateral or the Trust Property, then the Lender shall become the sole and absolute owner of all of the insurance policies relating to such property, with the sole right to collect and retain any unearned premiums. The Borrower agrees, immediately upon demand, to execute and deliver any assignments or other authorizations or instructions as the Lender may request to effectuate this assignment.

   8.4. Damage to Collateral. In case of damage or destruction to the Collateral or the Trust Property, the corresponding provisions of the Indenture shall govern the respective rights and obligations of the Borrower and the Lender and the adjustment and application of insurance proceeds payable in respect of the damaged or destroyed Collateral or Trust Property.

   9. DUE-ON-SALE PROVISIONS; ASSUMPTION.

   9.1. Change in Ownership. Except in compliance with all of the requirements of Section 9.3, the Borrower shall not, whether voluntarily or involuntarily by operation of law or otherwise, do any of the following (each of which shall constitute a "Change in Ownership"): (i transfer, sell, convey or assign any interest in the Facility or in the Borrower's operations at the Facility, or any part of the Collateral (except in compliance with Section 6.5), the Improvements, or the other Trust Property, or enter into any contract or other agreement or commitment to do so, including options to purchase, installment sale contracts, land contracts, real estate contracts, sale-leaseback arrangements or mortgage commitments; or (ii) amend or terminate the Supply Agreement or enter into, amend or terminate any Leases; or (iii) merge or consolidate with any other Person (where the Borrower is an entity and not a natural person), or become a partner, member (except for membership in trade associations) or participant with any other Person in any partnership, limited liability company, joint venture or other business venture involving the Facility.

   9.2. Change in Control. Where the Borrower is an entity and not a natural person, none of the equity interests in the Borrower nor any substantive rights (such as voting rights) or economic incidents (such as the right to receive dividends or distributions) appurtenant to such equity interests shall be sold, transferred, pledged or encumbered, whether voluntarily or involuntarily by operation of law or otherwise (in each case, a "Change in Control"), except in compliance with all of the requirements of Section 9.3. The death after the date of this Agreement of a natural Person who is the Borrower or who prior to the making of this Agreement had been disclosed to the Lender in writing to be an equity holder in the Borrower, and the resulting devolution of the decedent's proprietary or equity interest by will or the laws of intestacy to the decedent's spouse or children, or to a trust or trusts for their respective benefit, shall not constitute a "Change in Control" for purposes of this Agreement; provided, however, that in all events: (i) there exists and has occurred no Default or Default Event, (ii) the Facility continues to be managed by a Person acceptable to the Lender, and (iii) any subsequent sale, transfer, pledge, encumbrance or other voluntary or involuntary disposition by the decedent's transferees of the equity interest or of any substantive rights or economic incidents appurtenant to such equity interest shall be deemed to constitute a "Change in Control" and shall be subject to the provisions of this
Section 9.

   9.2.1. If any controlling Person (other than a natural person) of the Borrower as of the date of this Agreement undergoes or experiences a change in control, whether by way of merger or consolidation, sale or other disposition of assets or equity interests, or otherwise, such change in control shall be deemed to constitute a "Change in Control" subject to the provisions of Section 9.2. As used in this Section 9.2.1, the terms "control" and "controlling" have the meanings ascribed to them under the Securities Act of 1933, as amended, and the Rules promulgated under such statute, as amended.

   9.3. Lender's Consent Required. No Change in Ownership or (except as expressly provided in Section 9.2) Change in Control shall be permitted without the Lender's prior written approval, as determined by the Lender in its sole and nonreviewable discretion. The Lender shall not consider any request for approval unless: (i) the Borrower submits an application on such form and with such supporting documentation as may be required by the Lender; (ii) the Borrower is not in default of any of the Borrower's obligations under the Note, this Agreement or any of the other Loan Documents; (iii) the Facility continues to meet all of the Lender's underwriting requirements as then in effect, including loan-to-value requirements, as demonstrated by an updated appraisal or other evidence satisfactory to the Lender; (iv) the proposed transferee of the Facility (in the case of a Change in Ownership) or of an equity or other interest (in the case of a Change in Control) shall be a Person meeting all of the Lender's credit and underwriting standards and otherwise acceptable to the Lender; (v) if required by the Lender, the Borrower shall provide Guaranty Agreements with respect to the Obligations from the transferee or from one or more Affiliates of the transferee, as applicable, together with such other documents as the Lender or the Lender's counsel may require to document the transfer or to affirm the responsibility of the Persons involved for the Obligations; (vi) the Borrower shall pay a transfer fee equal to one percent (1%) of the outstanding Principal Amount as of the effective date of the Change in Ownership or Change in Control; and (vii) the Borrower shall pay all costs and expenses incurred by or on behalf of the Lender in connection with the Change in Ownership or Change in Control, including the cost of an updated appraisal, under writing reviews, reasonable attorneys' fees and disbursements, and document preparation and record ing/filing fees and charges. Unless and then only to the extent otherwise expressly stated in the Lender's written approval issued at the time, no Change in Ownership or Change in Control shall relieve the named Borrower or any existing Guarantor from responsibility for the Obligations, and they shall continue to remain liable, jointly and severally with the transferee and any new Guarantors, for the payment and performance of the Obligations in accordance with their terms. If the Lender provides its written approval of a Change in Ownership or Change in Control, the transferee shall acquire its interest subject to the terms and conditions of the Loan Documents, as if such transferee had itself executed and delivered the same.

   9.4. Borrower's Acknowledgments. The Borrower acknowledges and agrees that the creditworthiness and experience of the Borrower and (where applicable) the Borrower's equity holder(s) in owning, developing and operating the Facility were primary factors in the Lender's determination to make the Loan and extend credit to the Borrower at the interest rate and on the other terms and conditions contained in the Note and the other Loan Documents. The Borrower agrees that the due-on-sale provisions contained in this Agreement are fair and reasonable protections to safeguard the Lender's investment, to preserve the benefit of the Lender's economic bargain and to guard against the impairment of the Lender's security and the risk of default.

   10. DEFAULT EVENTS.

   10.1. Specified Events. The "Default Events" below are in addition to and not in lieu of those specified in the Note or any other Loan Document. Each of the following shall constitute a "Default Event" under this Agreement and the other Loan Documents:

   10.1.1. Failure to Pay Note. The Borrower fails to make any payment required by the Note in accordance with its terms.

   10.1.2. Other Failure to Pay. The Borrower fails to make any other payment required by this Agreement or any other Loan Document when due or (but only where such a period is expressly specified) within any applicable notice or cure period.

   10.1.3. Failure to Comply with Financial Covenants. The Borrower breaches, is in default under or fails to achieve or comply with any of the Borrower's covenants or obligations under Section 5 of this Agreement.

   10.1.4. Representations and Statements. Any representation, warranty, certificate, statement or information made or provided at any time by the Borrower or any Guarantor in or pursuant to any Loan Document, including financial statements, shall have been untrue or incorrect or shall have been misleading or incomplete in any material respect when made.

   10.1.5. Financial Information and Inspections. The Borrower or any Guarantor shall fail, promptly after request by the Lender, to furnish financial information or to permit inspection of any books or records or of the Collateral or Trust Property as required under any Loan Document.

   10.1.6. Contested Obligation. (i) Any Loan Document shall for any reason cease to be, or is asserted by the Borrower or any Guarantor, as applicable, not to be, a legal, valid and binding obligation of that Person, enforceable in accordance with its terms; or (ii) the validity, perfection or priority of the Lender's first lien and security interest on any of the Collateral under this Agreement or any of the Trust Property under the Indenture is contested by any Person; or (iii) any Guarantor repudiates, revokes, contests or disputes, in whole or in part, such Guarantor's obligations under any Guaranty Agreement.

   10.1.7. Judgments. A judgment shall be entered against the Borrower in excess of $20,000 or against any Guarantor in excess of $20,000 and, in either such case, the judgment is not paid in full and discharged, or stayed and bonded to the satisfaction of the Lender, within thirty (30) days after being entered, unless the amount of the judgment is fully covered by insurance and an insurer has, in writing, unconditionally accepted responsibility for payment.

   10.1.8. Insolvency.

   (a) The Borrower or any Guarantor shall: (i voluntarily begin any proceeding or file any petition seeking relief under Title 11 of the United States Code (the "Bankruptcy Code") or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law; (ii) consent to or fail to oppose the institution of any such proceeding or the filing of any such petition; (iii) apply for, or consent to or fail to oppose, the appointment of a receiver, trustee, custodian, fiscal agent or similar official for the Borrower or any Guarantor or for any substantial part of any of their respective property or assets; (iv) file an answer admitting the material allegations of a petition filed against the Borrower or any Guarantor for the benefit of creditors; (v) make a general assignment in writing for the benefit of creditors; (vi) become unable, admit in writing an inability or fail generally to pay their respective debts as they become due; (vii) take advantage of any other law or procedure for the relief of debtors; or (viii) take any action for the purpose of or with a view towards effecting any of the foregoing.

   (b) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of the Borrower or any Guarantor under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law; (ii) appointment of a receiver, trustee, custodian, fiscal agent or similar official for the Borrower or any Guarantor or for any substantial part of any of their respective property or assets; or (iii) the winding up or liquidation of the Borrower or any Guarantor which is an entity and not a natural person; and such proceeding shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall continue unstayed or in effect for sixty (60) days.

   10.1.9. Additional Liens; Loss of Priority. Any of the Collateral becomes subject to a Lien other than the Permitted Liens, or the Lender does not obtain or continue to have a perfected first priority security interest in any of the Collateral, subject to the Permitted Liens.

   10.1.10. Seizure of Property or Collateral. Any of the Collateral or the Facility are seized or foreclosed upon pursuant to process of law or by way of legal self-help.

   10.1.11. Default under Supply Agreement or Material Agreements; Loss of Supply Agreement or License. There occurs a default beyond any applicable grace or cure period on the part of the Borrower under any real property or Equipment Lease which is material to the operation of the Facility, under the Supply Agreement or under any other agreement which is material to the operation of the Facility, including without limitation any food and/or beverage supply agreement; or the Supply Agreement or any license, permit or other governmental authorization necessary or material to the operation of the Facility is terminated, is suspended for more than seven (7) days, or is allowed to lapse or expire, in each case without being immediately renewed or without an equivalent substitute satisfactory to the Lender being immediately applied for and obtained by the Borrower.

   10.1.12. Suspension of Business. The Borrower shuts down or suspends the transaction of business at the Facility for more than fifteen (15) days total in any calendar year.

   10.1.13. Material Adverse Change. There occurs any adverse change in the Collateral, the Trust Property or the operations, prospects or condition, financial or otherwise, of the Borrower or any Guarantor, and such change, in the Lender's sole and nonreviewable opinion, is material or could otherwise materially increase the Lender's credit or collection risk under the Note or any other Obligation owed to the Lender.

   10.1.14. Environmental Violation. The Borrower fails to take immediate steps to respond appropriately (or thereafter to diligently resolve) to the Lender's satisfaction and in compliance with Legal Requirements and all Environmental Laws, any environmental incident as described in Section 7.2.

   10.1.15. Prohibited Transfer. There occurs any Change in Ownership or Change in Control prohibited by Sections 9.1 or 9.2.

   10.1.16. Failure to Perform Generally. The Borrower fails to perform or comply when required with any other requirement, covenant or condition contained in this Agreement or any other Loan Document.

   10.1.17. Default Under Other Loan Documents. There occurs any "Default Event" under the Note, the Indenture, any Guaranty or any other Loan Document.

   10.1.18. Cross-Default with Lender. There occurs a default beyond any applicable grace or cure period on the part of the Borrower, any Guarantor or any of their respective Affiliates under any other note, loan agreement, security instrument or financial arrangement of any kind, whether now existing or subsequently entered into, with the Lender or any Affiliate of the Lender.

   10.1.19. Cross-Default with Other Debt. The Borrower fails to pay when due (whether at scheduled maturity, upon acceleration, demand or otherwise) or within any applicable grace or cure period any amount in respect of any Debt in excess of $20,000 (excluding the Debt outstanding under the Note), or there occurs any other default in respect of such Debt which entitles the creditor or obligee to accelerate the balance due or exercise any other collection remedies.

   10.2. Cross-Default With Other Documents. If the Lender or any Affiliate of the Lender, on the one hand, and the Borrower, any Guarantor or any of their respective Affiliates, on the other hand, are or subsequently become parties to any other note, loan agreement, security instrument or credit arrangement of any kind, all such other obligations are automatically amended, without the need for further action or documentation, to provide that a Default Event under this Agreement shall be an event of default under the other obligations, entitling the Lender or other holder of them to accelerate and to exercise all other remedies available upon default.

   11. REMEDIES UPON DEFAULT. Upon the occurrence of a Default Event:

   11.1. In General.

   11.1.1. All of the Obligations shall at the option of the Lender become immediately due and payable, without further notice or demand.

   11.1.2. The Lender shall have and shall be entitled to exercise all rights and remedies of a secured party under the UCC and other applicable law.

   11.1.3. The Lender may, by written notice, require the Borrower to assemble and promptly deliver the Collateral wherever the Lender shall designate, or the Lender or its agent or designee may enter the Facility or other premises where Collateral is located and remove the Collateral without liability to the Borrower, in each case at the Borrower's expense.

   11.1.4. The Lender shall be entitled, as of right and without any need to prove a diminution in the Collateral's value, to the appointment of a receiver, with such powers in respect of the Collateral as the appointing court shall confer.

   11.2. Sale of Collateral. The Lender may sell, lease or rent out Collateral at public or private sale, at such prices or terms as the Lender deems appropriate, whether for cash, on credit, or for future delivery, in bulk or in lots, or may retain any Collateral, even if then left idle. The Borrower agrees that ten (10) days' notice of any sale or other disposition shall be reasonable notice. The Lender may adjourn any sale by announcement at the scheduled time and place, without further notice or advertisement, and the Lender shall not be obligated to accept any bids at the sale if the Lender determines not to do so. The Lender may bid (with credit for the outstanding amount of the Obligations) or become purchaser at any sale, free of the Borrower's right of redemption, if any, which the Borrower expressly waives. Sales may be conducted at the Facility, and the Borrower shall have no claim for rent, storage or otherwise.

   11.2.1. The proceeds, if any, of sale or lease of Collateral shall be applied: (i) first, to payment of fees and expenses incurred by the Lender as a result of the Default Event, including reasonable attorneys' fees and other expenses in repossessing, selling or leasing the Collateral; (ii) next, to payment of the outstanding Obligations, including interest and all other costs, fees and charges allowed by the Loan Documents; and (iii) finally, only then shall any net surplus be remitted to the Borrower.

   11.3. Accounts Receivable. The Lender may (but shall not be obligated to) give notice to account debtors and bill and collect the Borrower's accounts receivable for the Facility in whole or in part, either directly or through the Lender's agent or designee, in its own, the Borrower's or any other names.

   11.4. Collection Action. The Lender may bring an appropriate action to recover the amounts due in respect of the Obligations. Doing so shall not prevent the Lender from subsequently bringing an action to realize or foreclose upon the Collateral for any Default Event existing at the time the collection action was instituted, or for any subsequent Default Event.

   11.5. Other Remedies. The Lender shall be entitled to exercise all other rights and remedies available under this Agreement and the other Loan Documents, and all other rights and remedies available under applicable law and in equity.

   11.6. Remedies Cumulative. The Lender's remedies are cumulative, and by reason of exercising any particular remedy the Lender shall not be prevented from later exercising any other remedy. To the full extent permitted by applicable law, the Lender shall have no obligation to realize or foreclose first upon the Collateral or the Trust Property under the Indenture, but may proceed directly against the Borrower, or against both the Borrower and some or all of the Collateral or Trust Property or both, or against neither, with or without proceeding at the same time against any Guarantor, all as the Lender decides in the Lender's sole and nonreviewable discretion. Even if the Lender does not immediately require the Borrower to make payment in full or does not immediately exercise the Lender's other rights and remedies upon the occurrence of a particular Default Event, the Lender shall still have the right to do so later if the Default Event continues or if another Default Event subsequently occurs.

   11.7. Default Interest. Following the occurrence of a Default Event, the Obligations shall bear interest at the Default Rate and, notwithstanding the entry of any judgment relating to the Obligations, shall continue to accrue interest at the Default Rate until paid and satisfied in full.

   12. INDEMNIFICATION. The Borrower shall indemnify, defend (with counsel acceptable to the Lender), protect and hold the Facility, the Collateral, the Lender and the other Indemnitees harmless against all liability (including liability in tort or contract, whether strict or otherwise), damage (whether direct, indirect, consequential, punitive, incidental, special or otherwise), obligation, loss, penalty, fine, claim, suit or other proceeding, together with associated costs and expenses (including reasonable legal and other professional fees and disbursements), that may be asserted against the Facility or the Collateral or incurred by or asserted against the Lender or any of the other Indemnitees, in connection with or arising out of: (i) breach or default under any of the Borrower's representations, warranties, covenants or undertakings in the Loan Documents; (ii) any personal injury or property damage occurring on or about the Facility; (iii) the ownership, use, occupancy, operation or leasing of the Facility or any Collateral; or (iv) otherwise incidental to or involving the Facility or the Collateral, or the interest of the Lender or any other Indemnitee in them, whether before or after a Default Event. The Borrower's obligation to indemnify shall survive any foreclosure or other disposition of the Collateral and the termina tion, discharge or cancellation of this Agreement for any reason, and is in addition to, and not in derogation or in lieu of, any other indemnity obliga tions contained in the Indenture or elsewhere in the Loan Documents.

   13. MISCELLANEOUS SECURITY AGREEMENT PROVISIONS.

   13.1. Security Agreement. This Agreement is intended to constitute a security agreement in accordance with the UCC, and to create a security interest in favor of the Lender in all of the Collateral.

   13.2. Effectiveness. The security provisions of this Agreement shall be effective immediately when signed by the Borrower, whether or not countersigned by the Lender.

   13.3. Revival. If any payment received or applied by the Lender on account of the Obligations, including any payment out of collection or Proceeds of Collateral, is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be refunded to a trustee, debtor in possession, receiver or other Person under any bankruptcy or insolvency law or in any other proceeding, then a corresponding amount of the Obligations shall be revived and reinstated, as if the payment had never been received by the Lender, and the Lender's security interest, rights and remedies under this Agreement and the other Loan Documents shall to such extent continue in full force and effect.

   14. NO JURY TRIAL. The Borrower and the Lender each waive all rights to trial by jury in any litigation or other proceeding relating to or arising out of this Agreement or any other Loan Document. The Borrower further waives, to the full extent permitted by law, any right to an appraisal of the Collateral or of any other security for the Obligations. The Borrower acknowledges that these waivers
(i) have been fully  disclosed to and  discussed by the Borrower and the Lender,
(ii) are subject to no exceptions, and (iii) are made knowingly, intentionally and willingly as part of a bargained-for loan transaction.

   15. ATTORNEYS' FEES. Whether or not a Default Event has occurred or is continuing, if: (i) the Lender becomes a party to any third-party suit or proceeding involving the Facility, the Lien created by this Agreement or the Lender's interest in any of the Collateral; or (ii) the Lender engages counsel to collect any of the Obligations or to enforce the Lender's rights or remedies or the performance of this Agreement or any other Loan Document; then, in each such case, the Borrower shall pay to the Lender, upon demand, the Lender's costs, expenses and reasonable attorneys' fees incurred in so doing. All such amounts shall be deemed to be part of the Obligations secured by this Agreement, and shall bear interest at the Default Rate from the date incurred until the date repaid in full.

   16. ASSIGNMENT BY LENDER.

   16.1. Lender's Right to Assign. The Lender reserves the right, at any time while the Obligations remain outstanding, to sell, assign, syndicate or otherwise transfer or dispose of any or all of the Lender's interest under the Loan Documents. The Lender also reserves the right at any time to pool the Loan with one or more other loans originated by the Lender or any other Person, and to securitize or offer interests in such pool on whatever terms and conditions the Lender shall deter mine. The Borrower consents to the Lender's releasing financial and other information regarding the Borrower, the Facility and the Loan in connection with any such sale, pooling, securitization or other offering.

   16.2. Assignee's Rights. The Lender's assignee shall, to the extent of the assignment, be vested with all the rights and remedies of the Lender under this Agreement (including those granted with respect to the Collateral), and to the extent of such assignment the assignee may fully enforce the secured party's rights and remedies, and all references to the Lender shall mean and include the assignee. The Lender shall retain all rights and remedies not so assigned or transferred.

   17. MISCELLANEOUS.

   17.1. Final Agreement. This Agreement, together with the other Loan Documents, represents the final agreement and understanding between the Borrower and the Lender and may not be contradicted or amended by evidence of prior, contemporaneous or subsequent oral agreements between the Borrower and the Lender. The Borrower represents, warrants and acknowledges that no oral agreements exist between the Borrower and the Lender.

   17.2. Amendments. None of the provisions of this Agreement or any other Loan Document may be waived, modified or amended except by a specific written instrument signed in each instance by an authorized officer of the Lender.

   17.3. Notices. Any notice pursuant to this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, or sent by Federal Express or other nationwide overnight courier service capable of providing delivery confirmation, or delivered by hand. The notice shall be deemed duly given when so mailed, sent or hand-delivered. Notices shall be addressed to the Borrower and to the Lender at their respective addresses set forth at the beginning of this Agreement, or to any other address which either of them may designate in a notice to the other that meets the requirements of this Section 17.3.

   17.4. Interest Limits.

   17.4.1. Notwithstanding anything to the contrary contained in this Agreement, the Note or any of the other Loan Documents, in no event shall the amount or rate of interest (including interest at the Default Rate and, to the extent that they may be deemed, notwithstanding their characterization in the Loan Documents, to constitute interest, any prepayment fees, late payment processing fees and other fees or charges) payable, charged or received in connection with this Agreement or the Loan ever exceed the maximum rate or amount, if any, specified by applicable law.

   17.4.2. If at the time any payment becomes due, enforcing this Agreement or any other Loan Document as written is prohibited by or would result in violation of any applicable law limiting the rate or amount of interest or other charges which the Lender may collect, then the interest or other charges shall automatically be reduced to the maximum amount then permitted by applicable law. If the Lender ever collects from the Borrower interest or other charges that would exceed the highest applicable lawful amount, then the excess amount shall immediately be deemed credited for the Borrower's account and will be returned to the Borrower, either by being applied to reduce the then outstanding principal balance of the Note or by way of direct refund to the Borrower, as the Lender shall elect.

   17.5. Binding Effect. This Agreement is binding upon the Borrower and shall inure to the benefit of the Lender and the Lender's successors in interest and assigns, and may be enforced against the Borrower by any of them. The Borrower shall not assign the Loan or delegate any of its obligations under the Loan Documents except as expressly permitted by and subject to compliance with the conditions set forth in this Agreement.

   17.6. Interpretation; Construction.

   17.6.1. No provision of this Agreement shall be construed against a particular Person or in favor of another Person merely because of which Person (or its representative) drafted or supplied the wording for such provision.

   17.6.2. References to "Sections" shall be deemed to refer to the sections or subsections, as appropriate, of this Agreement. References to "Schedules" mean the Schedules attached to and made a part of this Agreement.

   17.6.3. Where the context requires: (i) use of the singular or plural incorporates the other, and (ii) pronouns and modifiers in the masculine, feminine or neuter gender shall be deemed to refer to or include the other genders.

   17.6.4. As used in this Agreement, the terms "include[s]" and "including" mean "including but not limited to"; that is, in each case the example or enumeration which follows the use of either term is illustrative, but not exclusive or exhaustive.

   17.6.5. Section headings appearing in this Agreement are inserted solely as reference aids for the ease and convenience of the reader; they shall not be deemed to modify, limit or define the scope or substance of the provisions they introduce, nor shall they be used in construing the intent or effect of such provisions.

   17.7. Further Assurances. The Borrower shall, promptly and at the Borrower's sole cost and expense, sign, acknowledge and deliver such other documents and instruments, and take such other actions, as the Lender may from time to time request in order to evidence, confirm or perfect this Agreement or any security interest granted to the Lender under this Agreement, to confirm the outstanding balance of the Note, or to otherwise carry out the purpose and intent of this Agreement and the other Loan Documents.

   17.8. Survival. All representations, warranties, agreements and covenants contained in this Agreement shall survive the signing and delivery of this
Agreement,  and  all  of  the  waivers  made  and  indemnification   obligations
undertaken by the Borrower shall survive the termination, discharge or cancellation for any reason of this Agreement.

   17.9. Severability. If any provision of this Agreement is held invalid, illegal or unenforceable by a court of competent jurisdiction, the provision shall only be enforced to the extent, if any, reasonable under the facts and circumstances, and otherwise shall be deemed deleted from this Agreement. The remaining provisions shall not be affected, and shall remain in full force and effect.

   17.10. Time of the Essence. Time is of the essence with respect to the Borrower's performance of its obligations under this Agreement.

   17.11. Governing Law. This Agreement shall be governed by and interpreted according to Connecticut law, but without giving effect to any Connecticut choice of law provisions which might otherwise make the laws of a different jurisdiction govern or apply; except that the laws of the State shall govern but only to the extent of mandatory provisions applicable to the filing and perfection of security interests, notice, foreclosure procedures and the like with respect to the Collateral or the Trust Property.

   17.12. Joint and Several Liability. If Borrower comprises more than one person or entity, all such persons and entities shall be jointly and severally liable for the performance of Borrower's obligations hereunder.

   18. DEFINITIONS.

   18.1. Capitalized Terms. As used in this Agreement, the following terms mean:

   "Adjusted Debt": All Debt of the Borrower, measured as of the last day of the relevant period, with the sole exception of contingent reimbursement obligations and contingent Guarantees, but in each case only while they remain contingent.

   "Affiliate": With respect to any particular Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

   "Cash Flow": Net Income of the Borrower for any period, plus (but only to the extent previously deducted in determining such net income) depreciation, amortization, taxes, Lease Obligations and non-cash charges for the same period, all determined in accordance with GAAP or such other accounting principles generally and customarily used in the industry and reasonably acceptable to the Lender. Cash Flow as so determined shall be adjusted by the Lender in accordance with the Lender's policy to reflect standardized operating and overhead expenses (including normalized rent and occupancy costs if the Facility is leased by the Borrower from an Affiliate, and deduction of owner compensation at a standard rate if the Borrower has operations at one or more additional locations besides the Facility), and to exclude the impact (positive or negative) of certain extraordinary and nonrecurring income and expenses not generally reflected in prior period results and not reasonably anticipated to be received or incurred in any subsequent periods.

   "Change in Control": As defined in Section 9.2.

   "Change in Ownership": As defined in Section 9.1.

   "Collateral": As defined in Section 2.1.

   "Commitment": The commitment letter issued by the Lender to the Borrower and accepted by the Borrower.

   "Debt": All of the following, but without duplication: (i) indebtedness of a Person for borrowed money; (ii) any obligation incurred for all or part of the purchase price of property or services, other than accounts payable and accrued expenses included entirely within current liabilities in accordance with GAAP;
(iii) indebtedness or obligations evidenced by bonds, debentures, notes, or similar written instruments; (iv) reimbursement obligations of a Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (v) any obligation secured by a Lien on the property of a Person; (vi) Lease Obligations; and (vii) all Guarantees by a Person of the payment or performance obligations of any other Person, including obligations of the kind referred to in clauses (i) through
(vi). The term "Debt" shall not include any unsecured, self-amortizing debt advanced to the Borrower by the motor fuel supplier named in the Supply Agreement, where repayment shall be made solely by way of a surcharge, which shall not exceed a specified number of cents per gallon approved by the Lender, on the price per gallon charged by the supplier for motor fuel supplied to the Borrower, and not out of the Borrower's other assets.

   "Default": Any event or condition which, with notice or the lapse of time or both, would become a Default Event.

   "Default Event": Any of the events,  conditions or circumstances described in
Section 10 of this Agreement.

   "Default Rate": As defined in the Note.

   "Disclosure Schedule": The Disclosure Schedule completed by the Borrower concurrently with the making of the Loan and attached to this Agreement.

   "Distribution": Any payment, transfer or other distribution of any kind to a Person with an equity interest, legal or beneficial, in the Borrower (whether as a shareholder, partner, member or otherwise), to any Guarantor, or to any of their respective Affiliates, whether or not characterized as a dividend or distribution, and whether made to them in their capacities as shareholder, partner, member or otherwise, or characterized as repayment of loans or other Debt or as interest, or as return of capital, return on equity or investment, or as salary, bonus or other compensation; except only for such payments or distributions as may be consented to in writing in advance by the Lender in its sole discretion, or as are expressly permitted by this Agreement.

   "Environmental Laws": All Legal Requirements governing the use, storage, shipment, handling, disposal, discharge, release, cleanup, reporting, labelling, warning, workplace disclosure or monitoring of Hazardous Materials, or otherwise relating to environmental pollution or environmental protection, including, as may be applicable to environmental matters, the common law respecting nuisance, trespass, tortious liability and strict liability.

   "Equipment": All goods defined as such in the UCC, including all equipment, machinery, appliances, furniture, furnishings and fixtures which are now or may at any time in the future be installed in, attached to or located at the Facility, or used or held for use in connection with the operation of the Facility, such as pumps, dispensing equipment, car wash equipment, vacuum units, store fixtures, cash registers, point-of-sale devices, diagnostic, monitoring and repair equipment, tools, racks, coolers, display cases, cooking apparatus, and food service equipment, whether or not constituting "fixtures" under State law; together with all alterations, replacements, controls and operating accessories.

   "Facility": The service station or other facility, including the real estate and Improvements, as more fully described in the Indenture.

   "FCCR": Fixed Charge Coverage Ratio, which is the ratio of Cash Flow for any period to scheduled or required payments of Adjusted Debt for the same period.

   "Financial  Statements":  The  Borrower's  financial  statements,   including
balance sheets, statements of operations and statements of cash flows, together with the accompanying notes, as delivered to the Lender.

   "GAAP": Generally accepted accounting principles as in effect in the United States of America, applied on a consistent basis.

   "Guarantor": Every Person signing and delivering a Guaranty, together with any other Person besides the Borrower who is or may subsequently become liable, directly or indirectly, in respect of any of the Obligations as maker, guarantor, surety, accommodation party, coindorser or in any similar capacity.

   "Guaranty": The Guaranty, if any, dated today's date, made by one or more Affiliates of the Borrower or other Persons (and if more than one, jointly and severally) to the Lender, together with any subsequent guaranty, endorsement or other undertaking by which any Person guarantees or assumes responsibility in any capacity for the payment or performance of any of the Obligations.

   "Guarantee": Any guarantee or other contingent liability (other than the endorsement of third-party checks for collection or deposit in the ordinary course of business, and indemnity obligations not guaranteeing or otherwise insuring payment or performance of any Debt or other financial obligation), direct or indirect, made or assumed by a Person with respect to any Debt or other obligation of another Person.

   "Hazardous Materials": All substances, in whatever form or concentration, which are classified as hazardous, toxic or dangerous or as pollutants or contaminants under any Environmental Law. "Hazardous Materials" specifically include gasoline, oil and other petroleum products, their fractions and their constituent and residual compounds and by-products, and radon, asbestos, ureaformaldehyde and PCB's. Where under applicable Environmental Laws a jurisdiction exercises the authority to establish stricter requirements regarding Hazardous Materials or to define Hazardous Materials more inclusively, the stricter requirements and more inclusive definitions shall apply with respect to the Facility to the extent located within such jurisdiction or otherwise subject to its authority.

   "Improvements": All structures and appurtenances installed or constructed at the Facility, including buildings, canopies, garages, booths, fuel storage facilities, paving, fencing, lighting, landscaping and other real estate improvements.

   "Indemnitees": The Lender and each other holder of the Note or the other Loan Documents or of any interest in them, together with each of their respective officers, directors, stockholders, members, partners, trustees, employees, representatives, agents and Affiliates, including every other Person controlling the Lender or the Lender's Affiliates, and each of their respective successors and assigns.

   "Indenture": The "First Leasehold Deed of Trust, Security Agreement and Fixture Filing," dated today's date, granted by Borrower in respect of the Facility for the benefit of the Lender.

   "Inventory": All goods defined as such in the UCC, including bulk fuel, supplies, spare parts and store inventories.

   "Lease": As to any Person, a lease or other agreement according such Person the right to use real or personal property as lessee, whether classified as an operating lease or as a capital lease under GAAP.

   "Lease Obligation": The obligation of a Person to pay rent or other amounts under a Lease.

   "Legal Requirements": All present and future: (i) laws, ordinances, rules, statutes, regulations, requirements, rulings, orders and decrees of the federal, state, county, municipal and local governments and their respective constituent administrative departments, public and semi-public agencies, commissions, boards, bureaus, offices and judicial and other authorities; (ii) orders, rules and regulations of any national or local board of fire underwriters or other public or private body exercising similar functions; and (iii) requirements under policies of comprehensive general liability, property and other insurance in force with respect to any part of the Facility; in each case whether foreseen or unforeseen, ordinary or extraordinary, and whether or not they may necessitate structural changes or improvements or may interfere with the use and enjoyment of any of the Facility by the Borrower or by anyone else.

   "Lien": Any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention or reservation agreement, including the lessor's title or reversionary interest under a Lease or analogous instrument.

   "Loan": As defined in the preamble of this Agreement.

   "Loan Documents": The Commitment, this Agreement, the Note, the Indenture, the Guaranty and all other security instruments, assignments, certificates, certifications and agreements of any kind relating to the Loan, whether signed or delivered concurrently with or subsequent to this Agreement.

   "Minimum FCCR": The Minimum FCCR as specified in the box at the beginning of this Agreement.

   "Note": As defined in the preamble of this Agreement.

   "Obligations": All indebtedness, liability and obligation for payment or performance, whether accrued or contingent, whether direct or indirect, whether arising from tort, contract, or otherwise, and whether incurred in the capacity of maker, co-endorser or obligor or as surety, guarantor or in any other capacity, of the Borrower, each Guarantor or any of their respective Affiliates to the Lender or to any of the Lender's Affiliates under: (i) the Note, (ii) this Agreement, (iii) the Indenture, (iv) the Guaranty, (v) any other Loan Document, or (vi) any other present or future agreement, commitment, undertaking, instrument or obligation of the Borrower to the Lender or any Affiliate of the Lender, including future advances (whether or not pursuant to a written commitment), with respect to the Facility; in each case whether due or to become due or whether now existing or subsequently incurred or arising, and as may be amended, recast, renewed, replaced or extended from time to time. The term "Obligations" specifically includes but is in no way limited to principal, accrued interest and late payment processing fees under the Note, all advances made by or on behalf of the Lender under any Loan Document, and all collection and other costs and expenses incurred by or on behalf of the Lender. The term "Obligations" also includes all indebtedness, liability and obligation for payment or performance, whether accrued or contingent, whether direct or indirect, and whether incurred in the capacity of maker, co- endorser or obligor or as surety, guarantor or in any other capacity, of the Borrower, each
Guarantor or any of their respective Affiliates to the Lender or to any of the Lender's Affiliates under any present or future agreement, commitment, undertaking, instrument or obligation related to the loans made under the Secured Promissory Note (or Notes, as the case may be) of even date herewith executed by Borrower to the order of Lender.

   "Permitted Debt": Only: (i) the Debt represented by the Note; (ii) the Debt previously disclosed to and approved by the Lender in writing in connection with the Borrower's application for financing from the Lender; and (iii) purchase money financing or Lease financing (with the vendor reserving a security interest or lessor interest, as the case may be, limited just to the Equipment financed) for specific items of Equipment for the Facility, but subject always to the Lender's prior approval in the case of Equipment purchases or Leases which, individually or in the aggregate, entail a commitment or involve Equipment with a retail value in excess of $10,000 (and provided further that, whether or not the Lender's prior approval is otherwise required, in no event shall the Borrower incur purchase money financing or Lease Obligations unless afterwards, and after giving effect to the payments required under such financing arrangements, the Borrower will continue to maintain the required FCCR, measured on a trailing and a forecasted 12-month basis).

   "Permitted  Liens":  Only: (i) Liens created  pursuant to the Loan Documents;
(ii) other existing Liens as previously disclosed to and approved by the Lender in writing covering only specific items of Collateral and Trust Property securing Permitted Debt; (iii) Liens on specific items of after-acquired Equipment securing Permitted Debt subsequently incurred in compliance with the requirements of this Agreement; (iv) Liens for taxes, assessments or governmental charges not yet due and payable; and (v) statutory liens of carriers, warehousemen, mechanics and other Liens imposed by law in the ordinary course of business for sums not yet delinquent.

   "Person": Any natural person and any corporation, partnership (general, limited or otherwise), limited liability company, trust, association, joint venture, governmental body or agency or other entity having legal status of any kind.

   "PMPA": The Petroleum Marketing Practices Act, 15 U.S.C. Section 2801 et seq., and any accompanying regulations, each as may be amended from time to time.

   "Proceeds":  As  defined  in the  UCC,  and  including  (whether  or not they constitute "proceeds" under the UCC) proceeds of any insurance policy, indemnity, warranty or guaranty payable in respect of any Collateral, and all amounts realized from the sale, exchange, collection or other disposition of Collateral.

   "State": The State where the Facility is located.

   "Supply Agreement": The supply agreement between the Borrower and the Borrower's motor fuel supplier, as provided to the Lender prior to the making of the Loan.

   "Trust Property": The "Trust Property" or the "Mortgaged Property", as the case may be, in either case as defined in the Indenture.

   "UCC": The Uniform Commercial Code as enacted and in force in the State, as may be amended from time to time.

   18.2. Accounting and UCC Terms. Accounting terms not specifically defined shall have the meanings customarily given them in accordance with GAAP. Terms defined in the UCC shall, unless otherwise noted, have the respective meanings specified in the UCC.

   19. CROSS DEFAULT AND CROSS COLLATERALIZATION. Under the terms of the Loan Documents, the Loan and all other loans from Lender to Borrower which closed concurrently herewith (the "Other Loans") are cross-defaulted and cross-collateralized and the Loan and all other loans to Borrower, now existing or made in the future, are cross-defaulted. All loans to Borrower by Lender other than the Loan are referred to herein as the "Other Loans". Borrower acknowledges and agrees that Lender may be selling the Loan and some or all of the Other Loans to one or more different parties. If the Loan and the Other Loans are not sold to the same party, the Loan will automatically, without need for future documentation, cease to be cross-defaulted and cross-collateralized with any of the Other Loans not sold to the third party which purchased the Loan. The Loan and any Other Loan which are sold to the same third party will remain cross-collateralized (if it is originally cross-collateralized) and cross-defaulted.

            *     *     *


FFP Operating Partners, L.P., a Delaware limited partnership

   By: FFP Operating LLC
       a Delaware limited liability company,
       its sole general  partner

   By:___________________________________
      Robert  J.  Byrnes,
      President


Franchise Mortgage Acceptance Company, a Delaware corporation

By:

Name:____________________________________
Title:___________________________________